UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2005

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	0-50285	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Advantage Corporation (the “Company”) is filing this Current Report on Form 8-K/A to provide the estimates required by Item 2.05 which were omitted, as permitted by the Instructions to Form 8-K, from the Company’s Current Report on Form 8-K filed on January 19, 2005.

SECTION 2 — FINANCIAL INFORMATION

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 19, 2005, the Company announced that the Company had entered into a lease agreement with 100 CARILLON, LLC (the “Lease Agreement”) for approximately 74,000 square feet of office space in St. Petersburg, Florida. The Company further announced that this new office space would serve as corporate headquarters for its background screening group, investigative services group and its corporate department.

This Form 8-K is being amended to report the information regarding charges to the Company under Item 2.05 and to update the disclosures regarding estimates of costs. As a result of the execution of the Lease Agreement, the Company has accelerated the consolidation of its existing facilities into its new corporate headquarters in St Petersburg, Florida., and has closed an office in Milwaukee. This will result in an estimated liability for existing lease obligations, net of estimated sublease rentals, of approximately $2.0 million. The acquisition costs and the liability for the existing leases will be reflected in First Advantage’s results of operations for the quarter ended June 30, 2005.

Certain statements made in this Form 8-K/A, including those related to the net estimate of sublease rentals, and liability for existing leases are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock;; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; the company’s ability to identify suppliers of quality and cost-effective data, and other risks identified from time-to-time in the company’s SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the company’s filings with the SEC, including its 2004 Annual Report on Form 10-K, for a further discussion of these and other risks.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: May 25, 2005